Exhibit  23.2

Consent  of  Independent  Certified  Public  Accountants

CardioTech  International,  Inc.

We hereby consent to the incorporation by reference in the previously filed Registration Statements on Form S-8, dated June 12, 1996, and the Form S-3 dated February 12, 1999 of our report dated May 18, 2001, relating to the consolidated financial statements of CardioTech International, Inc. for the year ended March 31, 2001 appearing in the Company's annual report on Form 10-KSB for the year ended March 31, 2002.

                                                              BDO Seidman, LLP

Boston,  Massachusetts
June  27,  2002


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